Exhibit 16.1

April 28, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Cleco Corporate Holdings LLC and Cleco Power LLC (collectively the Company)’s Form 8-K dated April 28, 2016, and have the following comments:

1.	We agree with the statements made in the first, second and third paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the fourth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP